UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2008

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm. A1001-1002, Tower 16
Hengmao Int'l Center
333 S. Guangchang Rd.
Nanchang City, Jiangxi Province
                       China, 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: 86-0791-6669099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.

On September 8, 2008, AgFeed Industries, Inc. (the "Company") completed the acquisition of a commercial producing hog farm in the People's Republic of China ("PRC") and purchased the remaining interest in a farm it had earlier acquired a majority stake in. The negotiated aggregate purchase price paid for these purchases was approximately US$2,319,983 million, based on the exchange rate on September 8, 2008 (US$1.00 = RMB6.8438). On September 10, 2008, the Company completed the acquisition of 2 additional commercial producing hog farms in the PRC. The negotiated aggregate purchase price paid for these hog farms was approximately US$2,607,901 million, based on the exchange rate on September 10, 2008 (US$1.00 = RMB6.835).

The following is a summary of the transactions.

On September 8, 2008, the Company, through its operating subsidiary Shanghai Best Animal Husbandry Co., Ltd. ("Shanghai Best"), completed the acquisition of all of the equity interest in a hog farm located in the Fujian Province, PRC, for a negotiated purchase price of RMB9,865,000 (US$1,441,450.66 based on the exchange rate on September 8, 2008). The acquired farm has annual hog production capability of approximately 13,500 hogs, with existing facilities for additional expansion. The Company acquired the remaining 30% equity interest in Wannian Xiandai Animal Husbandry Limited Liability Co. for a negotiated purchase price of RMB6,012,500 (US$878,532.39 based on the exchange rate on September 8, 2008).

On September 10, 2008, the Company, through its operating subsidiary Guangxi Nanning Wanghua Hog Farm  Co., Ltd., completed the acquisition of all of the equity interest in a hog farm located in the Guangxi Province, PRC, for a negotiated purchase price of RMB9,256,000 (US$1,354,206.29 based on the exchange rate on September 10, 2008). This farm has annual hog production capability of approximately 12,500 hogs, with existing facilities for additional expansion. Additionally, through its operating subsidiary Guangxi Guigang Gangda Hog Farm  Co., Ltd., the Company completed the acquisition of all of the equity interest in a hog farm located in the Guangxi Province, PRC, for a negotiated purchase price of RMB8,569,000 (US$1,253,694.22 based on the exchange rate on September 10, 2008). This farm has annual hog production capability of approximately 11,000 hogs, with existing facilities for additional expansion.

There were no material relationships between any of the sellers in these transactions and the Company or any of the Company's affiliates, the Company's directors and officers, or any associates of the Company's directors and officers. The hog farms acquired by the Company are not deemed to be "related businesses" as that term is defined in Rule 3-05(a)(3) of Regulation S-X promulgated by the Securities and Exchange Commission.

On September 10, 2008, the registrant issued a press release announcing the completion of the acquisition of the hog farms. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit	Description

99.1	AgFeed Press Release, dated September 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2008

AGFEED INDUSTRIES, INC.

By:	/s/ Junhong Xiong
Junhong Xiong
Chief Executive Officer